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Exhibit 10.29

ASSIGNMENT OF DEBT

THIS DEED is made on the 5th day of May 2005.

BETWEEN:	ORT LIMITED (Previously known as Masmindo Mining Corp) (ACN 087 244 228) a company duly incorporated in the state of Western Australia and having its registered office at Unit 11, 4-8 Queen Street, Bentley in the said State ("the Assignor").
AND:
VISTA GOLD CORP a corporation continued under the terms of the Yukon territory and having its registered office at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado in the United States of America ("the Assignee").

In this Agreement, the Assignor and the Assignee shall be referred to jointly as the "Parties" and individually as the "Party".

BACKGROUND

A.
This Agreement relates to the debt between PT Masmindo DWI Area as the debtor ("Debtor") and the Assignee as the lender.

B.
The debt owing by the Assignor to the Assignee on the date hereof is US $612,555.75 inclusive of any applicable interest ("Outstanding Amount").

AGREEMENT

1.
INTERPRETATION

1.1
Definitions and Constructions.    In this Agreement unless the context otherwise requires:

  "Debt" means any and all receivables, rights, title and interests of the Assignor over the Outstanding Amount and all rights and entitlements under the debt, including but not limited to the right to receive repayment of the Outstanding Amount and any other rights related thereto under any applicable laws and regulations.

  "Effective Date" means the date hereof.

2.
ASSIGNMENT

2.1
Assignment.    On the Effective Date, the Assignor hereby sells, assigns and transfers to the Assignee free from all encumbrances the Debt and the Assignee hereby purchases and accepts the assignment and transfer of the Debt from the Assignor.

2.2
Assumption.    The Assignee hereby agrees, on the Effective Date, to assume and be bound by the Assignor's obligations, duties and liabilities under the Debt.

2.3
Notice of Assignment.    To give effect to the sale, assignment and transfer of the Assigned Rights under this Agreement to the Assignee, the Assignor shall notify and obtain acknowledgment in writing from the Debtor in a form as set out in Schedule of this Agreement.

2.4
Payments.    As consideration for the assignment and sale as provided in Clause 2 of this Agreement, the Assignee shall pay to the Assignor on the date hereof the amount of US $1.00.

2.5
Amounts after Effective Date.    Each of the Assignor and the Assignee hereby agrees that if it receives any amount for the debt which is for the account of the other Party, it shall receive the same for the account of such other Party to the extent of such other Party's interest therein and shall promptly pay the same to such other Party.

3.
MISCELLANEOUS

3.1
This Deed is governed by and construed in accordance with the laws of Western Australia and the parties submit to the non-exclusive jurisdiction of its courts.

3.2
Any notice or communication given or made under this Assignment shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has, by five (5) Business Days prior written notice, specified to the other Patties):

The Assignor:
The Assignee:	0011-1-720-981-1186

  Any notice or other communication delivered or sent in accordance with this provision to the relevant party shall be deemed to have been delivered (a) if hand delivered, when actually delivered to the relevant address; (b) if given or sent by fax, when dispatched as evidenced by a transmission transcript.

3.3
This Deed can be executed in counterparts and all counterparts taken together shall form one and the same document.

IN WITNESS the Parties have executed this deed on the date first written above

Signed in Accordance with Section 127
of the [Corporation] ORT LIMITED
(ACN 007 708 429)

/s/ DAVID LYMBURN	/s/ MARK VICTOR CARUSO
Secretary: David Lymburn	Director: Mark Victor Caruso
THE COMMON SEAL OF VISTA GOLD CORP. was hereunto affixed by Order of the Board of Directors in the presence of:
/s/ GREGORY G. MARLIER	/s/ M.B. RICHINGS
Secretary: Gregory G. Marlier	Director: M.B. Richings

Schedule
Form Notice of Assignment

5 May 2005

PT MASMINDO DWI AREA
C/. JI. Widjaya No.8
Kebayoran Baru
Jakarta 12170
INDONESIA

Attention: President Director

Dear Sirs,

Re: NOTICE OF ASSIGNMENT

Reference is made to the Assignment of Debt dated 5 May 2005 between ourselves, as the assignor ("Assignor") and Vista Gold Corp, as the assignee ("Assignee").

The Assignor hereby gives PT Masmindo DWI Area notice that the Assignor has assigned all of its rights and benefits under the Deed dated 5 May 2005.

Accordingly, please regard the Assignee as being in a11 respect entitled to all of our rights and benefits for the Debt and any outstanding amount thereunder, and with effect from the Effective Date.

Any notice or other communication in connection with the Debt should be addressed to:

  VISTA GOLD CORP
  Suite 5, 7961 Shaffer Parkway
  Littleton, Colorado 80127
  United States of America

Please acknowledge this Notice of Assignment in the space provided below and return the original to us with a copy to the Assignee by facsimile 0011-1-720-981-1186.

Upon signing of this Notice of Assignment you agree to release us from any claims whatsoever that you may have against us in respect of the Debt.

Yours faithfully,
 ORT LIMITED

Signed:	/s/ MARK VICTOR CARUSO
Name:	Mark Victor Caruso
Title:	Director
We acknowledge receipt of the above notice and agree to be bound by its terms: PT MASMINDO DWI AREA
Signed:	/s/ W. J. CROSSLEY
Name:	William John Crossley
Title:	President Director

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  Exhibit 10.29